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                                                                   EXHIBIT 10.36


                                               *Confidential Treatment Requested
                                             Under 17 C.F.R. (S)(S)200.80(b)(4),
                                                            200.83 and 240.24b-2


                          EQUIPMENT PURCHASE AGREEMENT


         THIS EQUIPMENT PURCHASE AGREEMENT (the "Agreement") is entered into as of December 10, 1999 (the "Effective Date"), by and between RHYTHMS LINKS, INC., a company duly organized and existing under the laws of the State of Delaware ("Customer"), and COPPER MOUNTAIN NETWORKS, INC., a company duly organized and existing under the laws of the State of Delaware ("Copper Mountain").

                                     RECITAL

         WHEREAS, Copper Mountain desires to sell to Customer, and Customer desires to purchase from Copper Mountain, a Digital Subscriber Line ("DSL") networking system.

         NOW, THEREFORE, Copper Mountain and Customer hereby agree as follows:

                                    AGREEMENT

1.       DEFINITIONS

         "ACCEPTANCE" means Customer's final and irrevocable acceptance of the Equipment in accordance with the terms of this Agreement.

         "BLANKET PURCHASE ORDER" means the two non-cancelable Purchase Orders issued prior to each calendar quarter by Customer as outlined in Exhibit B attached hereto.

         "DEFECTIVE" means the Equipment fails to operate substantially in accordance with the specifications set forth in the documentation provided to Customer under normal use and service.

         "EQUIPMENT" means the Network Equipment and Subscriber Equipment being purchased under this Agreement by Customer.

         "FIRMWARE" has the meaning set forth in the Software License Agreement between Copper Mountain and Customer entered into concurrently with the execution of this Agreement (the "Software License Agreement").

         "FORECAST" has the meaning set forth in Section 2.3.

         "LINE CARDS" means the portion of the Network Equipment comprised of the printed circuit board assemblies, which contain the line or port capacity of the Network Equipment.

         "MINIMUM VOLUME COMMITMENT" means the minimum volume commitment of Equipment to be purchased by and delivered to Customer each quarter as set forth on Exhibit B.

         "NETWORK EQUIPMENT" means the infrastructure DSL networking equipment (i.e., a high-performance, carrier-class platform) and related materials listed in Exhibit A that will be used to implement the System.


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         "PURCHASE ORDER" means a written purchase order submitted to Copper
Mountain by Customer setting forth the number of units of Network Equipment and Subscriber Equipment to be purchased and the requested shipping date.

         "PURCHASE PRICE" means the price of the Equipment to be paid by Customer to Copper Mountain as set forth in Exhibit A, subject to the discount set forth on Exhibit B.

         "SPECIAL OR NON-STANDARD PARTS" means any component of the Equipment, which is not contained within a standard product on the Price List.

         "SUBSCRIBER EQUIPMENT" means the subscriber equipment that will be used to connect subscribers within the System to the Network Equipment to provide high-speed access to the Internet and other data services (e.g., CopperRockets).

         "SYSTEM" means the Equipment and the System Software.

         "SYSTEM SOFTWARE" means the Firmware furnished and licensed to Customer under the Software License Agreement between Copper Mountain and Customer to be executed concurrently with this Agreement.

         "TERM" has the meaning set forth in Section 12.1.

         "WARRANTY PERIOD" means [...***...] after shipment of the Equipment to Customer and any extended warranty period associated with any additional warranty coverage purchased by Customer from Copper Mountain with respect to the Equipment.


2.       PURCHASE OF EQUIPMENT

         2.1 PURCHASE OF EQUIPMENT. In accordance with and subject to the terms and conditions of this Agreement, Customer hereby orders and agrees to purchase from Copper Mountain, and Copper Mountain hereby accepts and agrees to sell to Customer, the Equipment. The System Software shall be licensed, not sold, to Customer under the terms of the Software License Agreement.

Concurrently with the execution of this Agreement by the parties hereto, RLI shall deliver to COPPER MOUNTAIN the form of guarantee set forth as Exhibit F hereto, which shall be signed by a duly authorized officer or representative of Rhythms NetConnections Inc.

         2.2 [...***...] Customer acknowledges and agrees that, pursuant to the terms hereof, Copper Mountain has [...***...] to Customer [...***...] for the [...***...] upon [...***...] of the [...***...].

         2.3 FORECASTS. On or before the 20th day of each month during the Term, Customer shall submit a written forecast, or approve a forecast as prepared mutually with Copper Mountain, to Copper Mountain (the "Forecast") which shall set forth the estimated number of

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units of Network Equipment to be purchased in each month during the twelve (12)
month period beginning with the month for which such Forecast is being delivered (or such lesser period from the date of such forecast to the end of this Agreement).

3.       PURCHASE PRICE AND PAYMENT

         3.1 PURCHASE PRICE. Customer shall pay to Copper Mountain the Purchase Price for the Equipment as set forth on Exhibit A, less a discount as set forth on Exhibit B. Both parties acknowledge that the Purchase Price shall not include any maintenance or support above and beyond the warranty set forth in Section 7.

         3.2 PAYMENT SCHEDULE. Customer shall pay all invoices issued under this Agreement within thirty (30) days from the date of invoice, and each invoice shall be mailed by Copper Mountain to Customer within three (3) days of the date of such invoice. Shipments, deliveries and performance of work will at all times be subject to the approval of Copper Mountain. In the event that the Customer has not met the payment schedule set forth in this Section 3.2, Copper Mountain may at any time decline to make any shipments or deliveries or perform any work except upon receipt of payment or upon terms and conditions or security satisfactory to Copper Mountain. In no event shall Copper Mountain decline to make any shipments or deliveries or perform any work, unless Copper Mountain has notified Customer in writing of any overdue amounts and Customer has not paid all overdue amounts to Copper Mountain within ten (10) days from the date of such written notice.

         3.3 TAXES. Customer shall pay any and all taxes (other than taxes based upon Copper Mountain's net income, gross receipts, and/or personal property), duties, assessments and other charges and expenses of any nature whatsoever imposed by any government authority in connection with the delivery of the Equipment to Customer or the payment of the Purchase Price.

         3.4 LATE CHARGES; OFFSETS. Copper Mountain reserves the right to charge Customer a late payment fee on any past due amounts at the rate of [...***...] percent ([...***...]%) per month or the maximum amount permitted by law, whichever is less.

4.       ORDERS AND DELIVERY

         4.1 PROCEDURE. Customer shall purchase Equipment from Copper Mountain by submitting a Purchase Order to Copper Mountain.

         4.2 ACCEPTANCE OF PURCHASE ORDERS. All Purchase Orders submitted by Customer to Copper Mountain shall be subject to acceptance by Copper Mountain at its offices in San Diego, California. Copper Mountain shall, within one (1) business day of receipt of each Purchase Order, confirm receipt of such Purchase Order with Customer by facsimile or electronic mail. Additionally, Copper Mountain shall, within three (3) business days of receipt of each Purchase Order provide the committed date of shipment for each such Purchase Order to customer by facsimile or electronic mail. Purchase Orders shall not be binding on Copper Mountain until such written confirmation has been given. In the event the committed date of shipment is not acceptable to Customer, Customer will notify Copper Mountain within one (1) business day after receipt of the proposed shipment date to negotiate and determine a new shipment date agreeable

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to both parties. In the event an acceptable shipment date cannot be determined between both parties, the order may be unilaterally cancelled by Customer with no penalties or charges being incurred.

         4.3 CONTROLLING TERMS. All Equipment purchased by Customer from Copper Mountain during the Term shall be subject to the terms and conditions of this Agreement. Any terms or conditions appearing on the face or reverse side of any Purchase Order, acknowledgment, or confirmation that are different from or in addition to those required hereunder shall not be binding on the parties, even if signed and returned, unless both parties hereto agree in a separate writing to be bound by such different or additional terms and conditions.

         4.4 CANCELLATION OR POSTPONEMENT BY COPPER MOUNTAIN. Copper Mountain may cancel or postpone any Purchase Order placed with, and accepted by, Copper Mountain if Customer fails to make any payment when due as provided in Section
3.2 or is in default as set forth in Section 12.2.

         4.5 CANCELLATION BY CUSTOMER. Customer shall be allowed to cancel any Purchase Order placed with, and accepted by, Copper Mountain if the cancellation is received at least [...***...] days prior to the requested delivery date; provided, however, that in the event of such cancellation Customer shall be liable to Copper Mountain for payment of Copper Mountain's costs (cost plus shipping and handling) for any Special or Non-Standard Parts purchased or which Copper Mountain is obligated to purchase, such payment to be made to Copper Mountain within [...***...] days after the date of such cancellation. In the event of such cancellation involving Special or Non-Standard Parts, then Copper Mountain shall deliver such Special or Non-Standard Parts to Customer.

         4.6 POSTPONEMENT BY CUSTOMER. Customer shall be allowed to postpone any Purchase Order placed with, and accepted by, Copper Mountain if the postponement is received at least [...***...] days prior to the requested delivery date; provided, however, that in no event shall any such postponement delay shipment of the Equipment for more than [...***...] days from the delivery date in the original Purchase Order. Additionally, in the event of such postponement, Customer shall be liable to Copper Mountain for payment of Copper Mountain's costs for any Special or Non-Standard Parts purchased or which Copper Mountain is obligated to purchase, such payment to be made to Copper Mountain within [...***...] days after the date of such postponement.

         4.7 EQUIPMENT AVAILABILITY. Copper Mountain will use reasonable efforts to fill all Purchase Orders within [...***...] days of the date such Purchase Orders are accepted by Copper Mountain. If Equipment is not timely shipped by Copper Mountain, Customer shall have the right to terminate any Purchase Order without any liability to Copper Mountain and, in any event, on or prior to the committed shipment date. Should Purchase Orders for Equipment exceed Customer's current Forecast, Copper Mountain will allocate its available inventory and make deliveries on a basis Copper Mountain deems equitable, in its sole discretion, and without liability to Customer on account of the method of allocation chosen or its implementation. However, Copper Mountain shall not be liable to Customer or any third party for any damages due to Copper Mountain's failure to fill any Purchase Order or for any delay in delivery or error

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in filling any Purchase Order for any reason whatsoever, except to the extent such damages result from the gross negligence or willful misconduct of Copper Mountain.

         4.8 DELIVERY. All Equipment delivered pursuant to the terms of this Agreement shall be suitably packaged, marked for shipment and delivered by common carrier of Copper Mountain's choice, FOB Copper Mountain's plant in San Diego, California, or any other plant or warehouse designated by Copper Mountain.

         4.9 TITLE; RISK OF LOSS; SHIPPING COSTS. Title to (exclusive of the rights retained under the Agreement in the Firmware, patents, copyrights, trade secrets and intellectual property) and all risk of loss or damage for any Equipment purchased hereunder shall pass to Customer upon delivery of such Equipment by Copper Mountain to a common carrier for shipment to Customer as set forth in Section 4.8 hereof. All freight, handling, insurance, duties, taxes and shipping expense shall be borne by Customer.

5.       ACCEPTANCE

         The Equipment shipped to Customer under any Purchase Order shall be deemed accepted by Customer unless a written notice of defect is received by Copper Mountain within thirty (30) days following receipt of the Equipment by Customer. Under no circumstances shall acceptance or lack thereof affect the warranties set forth in Section 7. For Equipment that has been initially accepted by Customer but not placed into service within such thirty-day period, Customer will notify Copper Mountain immediately if the Equipment is found to be Defective, and Customer shall have the right to return such Equipment that is Defective to Copper Mountain using the customary RMA/DOA process used by the parties.

6.       DOCUMENTATION

         On or before delivery of the Equipment to which such documentation applies, Copper Mountain shall provide to Customer, at no additional charge, the documentation for such Equipment. Customer shall use and reproduce such documentation solely for the purpose of operating and maintaining the System. Copper Mountain shall supply Customer with additional quantities of documentation as Customer shall reasonably request from time to time.

7.       WARRANTIES

         (a) NETWORK EQUIPMENT LIMITED WARRANTY. During the applicable Warranty Period for Network Equipment, Copper Mountain warrants to Customer that the Network Equipment shall be free from material defects in workmanship and materials under normal use and service and shall operate substantially in accordance with the specifications set forth in the documentation provided to Customer. This warranty does not apply to any item of Network Equipment that (a) has been altered, modified, or improperly repaired by someone other than a representative of Copper Mountain; (b) has been the subject of misuse, negligence, accident, or improper storage or installation; or (c) has been used or maintained in any manner other than in accordance with documentation provided by Copper Mountain. Any installation of Upgrades by Customer in accordance with the Software License Agreement (and any

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instructions set forth therein) shall not result in any termination of, or adversely affect, any warranties by Copper Mountain relating to the Equipment.

         (b) YEAR 2000 COMPLIANCE. Copper Mountain represents that the Equipment is "Year 2000 Compliant," meaning that, as delivered to Customer:

         A. The Equipment accurately processes data and time calculations before and during the years 1999, 2000 and 2001;

         B. All manipulation of time-related data yields the desired results for valid date values within the application domain;

         C. Date elements in the Equipment use four digit storage and indicate century to eliminate the chance for errors;

         D. If a date element exists without a century indication, the correct century continues to be unambiguous and produces accurate results; and

         E. Firmware accurately processes date and time data when used in conjunction with other Year 2000 compliant software Equipment.

Should any Equipment that is so identified as "Year 2000 Compliant" not be Year 2000 Compliant or should Copper Mountain otherwise breach the foregoing representation, Copper Mountain shall, as Customer's sole and exclusive remedy, repair or replace the Equipment so that it becomes Year 2000 Complaint or, if Copper Mountain is unable to repair or replace the Equipment to make it Year 2000 Compliant, Copper Mountain will refund the purchase price of the Equipment paid to Copper Mountain by Customer, provided that Customer returns the Equipment to Copper Mountain as originally delivered by Copper Mountain (except for normal wear and tear) and pursuant to Copper Mountain's then-current RMA policy. The foregoing representation and remedy shall only apply to Equipment returned prior to [...***...], or to Equipment returned before the Equipment is no longer supported pursuant to Copper Mountain's standard support policies, whichever event first occurs. In the event Customer believes a failure has occurred due to the Equipment's failure to conform to this Year 2000 warranty, Customer shall notify Copper Mountain and Copper Mountain shall, as soon as practical after such notification, confirm if the Equipment is non-compliant and begin appropriate corrective actions which shall be diligently pursued and promptly accomplished by Copper Mountain at no additional cost to Customer.

         7.2 WARRANTY CLAIMS FOR NETWORK EQUIPMENT. Before submitting any warranty claim to Copper Mountain, Customer shall perform first echelon diagnosis (including identification and isolation of Network Equipment problems to the board level and removal and replacement of hardware, firmware and software). Copper Mountain shall provide Customer with reasonably requested aid in performing such diagnosis. At Copper Mountain's request, Customer shall return allegedly Defective Network Equipment to Copper Mountain at Customer's expense; if such Network Equipment is determined by Copper Mountain to be Defective, Copper Mountain shall reimburse Customer within thirty (30) days following receipt

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of such Network Equipment for the expenses of shipping such Network Equipment to
Copper Mountain. If Copper Mountain does not request Customer to return
Defective Network Equipment to Copper Mountain, Copper Mountain shall repair or replace such Network Equipment, in accordance with Section 7.3.

         7.3 EXCLUSIVE REMEDIES FOR NETWORK EQUIPMENT. If, during the applicable Warranty Period, Customer reports in writing a claim that any Network Equipment is Defective in breach of the warranty in Section 7.1, Copper Mountain shall, as Customer's sole and exclusive remedy for breach of this limited warranty and at Copper Mountain's option, either (a) repair or replace the Defective Network Equipment, or (b) if Copper Mountain determines that it cannot repair or replace such Network Equipment within [...***...] days following receipt of Customer's warranty claim, Copper Mountain shall refund to Customer that portion of the Purchase Price attributable to such Network Equipment. Within seven business days after receipt of such warranty claim, Copper Mountain shall communicate its decision to take such action to Customer and shall bear all travel, lodging and related out-of-pocket expenses for required on-site repair and replacement of Defective Network Equipment covered by the warranty in
Section 7.1. Any Network Equipment which is repaired by Copper Mountain pursuant to this Section 7.3 shall be warranted for the remainder of the applicable Warranty Period as provided in Section 7.1; provided, however, that any System subcomponents replaced by Copper Mountain hereunder shall be warranted for [...***...] months after shipment of such System subcomponents to Customer.

         7.4 LIMITED WARRANTY FOR SUBSCRIBER EQUIPMENT. The sole and exclusive warranty for Subscriber Equipment is set forth in this Article 7 and in Exhibit D hereto. All warranties provided herein with respect to Subscriber Equipment shall be transferable to any purchaser of such Subscriber Equipment from Customer, but in no event shall warranty on such Subscriber Equipment exceed [...***...] months from shipment to Customer.

         7.5   DISCLAIMER OF WARRANTIES.

               (a) EXCEPT AS EXPRESSLY SET FORTH IN SECTION 7.1 AND EXHIBIT D, COPPER MOUNTAIN MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO ANY EQUIPMENT PROVIDED BY COPPER MOUNTAIN UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

               (b) Customer acknowledges that it has not relied on any representations or warranties regarding the Equipment other than those in
Section 7.1 and Exhibit D.

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         7.6   END-USER WARRANTIES. Subject to Section 9 hereof, Customer shall indemnify, defend and hold harmless Copper Mountain for and against any end user warranty claim offered by Customer that is outside the warranties of Copper Mountain in this Agreement or concurrently delivered with the Equipment (including, but not limited to, consumer warranty claims arising outside the applicable Warranty Period).

8.       INFRINGEMENT CLAIMS

         8.1 INDEMNIFICATION. Subject to Sections 8.3 and 9, Copper Mountain shall defend and indemnify at its own expense and shall hold Customer harmless from any damages, losses, liabilities, costs and expenses (including reasonable attorney fees and expenditures and court costs) incurred by Customer in connection with any claim that Customer's authorized and proper use of any Equipment infringes a patent, copyright, trademark, trade secret or other intellectual property of any third party, and shall pay any damages finally awarded in an action against Customer as a result of, or in connection with, any such claim and any amounts agreed to in settlement of such a claim, provided that Customer (a) promptly notifies Copper Mountain in writing of the claim, (b) gives Copper Mountain the sole authority to control the defense and settlement of the claim, and (c) cooperates and, at Copper Mountain's request and expense, assists in the defense of the claim. Settlement of any such claim by Copper Mountain shall include a complete and unconditional release in favor of Customer.

         8.2 MITIGATION. If any infringement claim covered by Section 8.1 arises or in Copper Mountain's opinion is likely to occur, Copper Mountain may, at its option, (a) procure for Customer the right to use the infringing Equipment, (b) replace the infringing Equipment with non-infringing substitute equipment of equal grade, functionality and quality, or (c) refund to Customer the Purchase Price paid for the infringing Equipment. If Customer continues to use Equipment after (a) receiving notice of a claim or a ruling that Customer's use of such Equipment infringes a third party's rights, and (b) Copper Mountain shall have taken all steps to replace such equipment with non-infringing Equipment in accordance with Section 8.2 hereof, and Customer shall have refused to comply with such replacement program, Customer shall be responsible for any liability resulting from such continued use of the Equipment after such offer of replacement.

         8.3 EXCLUSIONS. Copper Mountain shall have no liability to Customer for any claim described in Section 8.1 if the claim is based on or arises from Customer's (a) improper or unauthorized use or modification of the Equipment, or
(b) combination or use of the Equipment with equipment, software, data or other items not furnished by Copper Mountain (or authorized by Copper Mountain in writing for such combination or use), if the claim would not have arisen but for the combination. Customer shall indemnify and hold Copper Mountain harmless for and against any and all liability, damages, losses, costs and expenses (including attorney's fees) arising from any claim described in this Section 8.3.

         8.4 ENTIRE LIABILITY. Section 8 sets forth Customer's exclusive remedy and Copper Mountain's entire liability of any infringement claim relating to the Equipment.

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9.       LIMITATION OF LIABILITY

         9.1 IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL OR INDIRECT DAMAGES OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, ANY LOST PROFITS, LOST SAVINGS, OR LOST DATA, ARISING FROM OR RELATING TO THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR CLAIMS FOR PERSONAL INJURY OR PROPERTY DAMAGE AND/OR CLAIMS UNDER ARTICLE 8 HEREOF, THE TOTAL CUMULATIVE LIABILITY OF EITHER PARTY TO THE OTHER PARTY FOR ANY CLAIMS OR CAUSES OF ACTION ARISING FROM OR RELATING TO THIS AGREEMENT, COPPER MOUNTAIN'S DELIVERY OF THE EQUIPMENT OR CUSTOMER'S USE OF THE EQUIPMENT (WHETHER IN CONTRACT, IN TORT OR OTHERWISE) SHALL NOT EXCEED THE AGGREGATE AMOUNT PAID TO COPPER MOUNTAIN UNDER THIS AGREEMENT.

         9.2 Customer understands that Copper Mountain's pricing is predicated on the limitations of Copper Mountain's liability set forth in Section 9.1 and acknowledges that Copper Mountain would not enter into this Agreement without such limitations.

10.      CONFIDENTIALITY

         The obligations of the parties with respect to "Confidential Information" exchanged pursuant to this Agreement are as described in the Mutual Non-Disclosure Agreement dated May __, 1999 between the parties attached hereto as Exhibit E.

11.      INTELLECTUAL PROPERTY RIGHTS

         Except for the right to use the System contemplated by this Agreement, the delivery of the Equipment to Customer (a) does not convey to Customer or any third party any intellectual property rights in the Equipment or System Software (including, but not limited to, any patent, trademark, trade secret or copyright), and (b) does not grant to Customer or any third party any license under any patents or patent applications of Copper Mountain. Customer shall not, and shall not authorize any third party to, disassemble or analyze the physical construction of any Equipment (or any component thereof) for any purpose. Customer agrees not to remove or destroy any copyright, logo, trademark, trade name, proprietary markings or confidentiality legends placed upon or contained within the Equipment or System Software, its containers or any related materials or documentation. Customer agrees to comply with all legends that appear on or in the Equipment and/or System Software or related materials or documentation to the extent consistent with this Agreement and the intended use and purpose of the Equipment and System Software.

12.      TERM AND TERMINATION

         12.1 TERM. This Agreement shall commence on the Effective Date and shall expire on [...***...], unless terminated earlier as provided herein (the "Term").

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         12.2  TERMINATION FOR DEFAULT. Either party may terminate this
Agreement if the other party fails to perform any material obligation under this Agreement and such failure is not cured within [...***...] days following written notice of such failure to the defaulting party.

         12.3 TERMINATION BY CUSTOMER. Customer may terminate this Agreement by giving ninety (90) day written notice to Copper Mountain at Customer's sole discretion.

         12.4 EFFECTS OF TERMINATION. Upon termination of this Agreement for any reason:

               (a) for all Equipment for which Acceptance occurred before termination, the full unpaid balance of the Purchase Price for such Equipment shall become immediately due and payable so long as the termination did not result from a default by Copper Mountain, and such Equipment has been received by Customer and is not Defective;

               (b) for all Equipment delivered to Customer before termination for which Acceptance has not yet occurred, Customer may either (i) return such Equipment (and related documentation) to Copper Mountain in its original condition and at the expense of the defaulting party (in which case Customer shall not be required to pay the unpaid balance of the Purchase Price for such Equipment), or (ii) keep such Equipment and pay the unpaid balance of the Purchase Price for such Equipment; and

               (c) Copper Mountain shall have no further obligation to deliver any Equipment to Customer other than Copper Mountain's satisfaction of its warranty obligations under this Agreement and its obligation to replace Defective or infringing Equipment.

         12.5 SURVIVAL. The rights and obligations of the parties under Sections 7.1 through 7.4 (solely for the duration of the applicable Warranty Periods), 7.5, 7.6, 8, 9, 10, 11, 12.4, 12.5 and 16 shall survive termination of this Agreement for any reason. Unless Copper Mountain terminates this Agreement pursuant to Section 12.2, Section 13 shall also survive termination of this Agreement for the time period specified therein.

13.      SPARE PARTS

         13.1 AVAILABILITY. Customer may purchase spare parts for the Equipment from time to time upon the same terms and conditions as set forth in this Agreement. Copper Mountain shall use its best efforts to make available spare parts (or compatible substitutes for such spare parts) for the Network Equipment (but not for third party components or equipment) for a period of five years after the Effective Date. If Copper Mountain discontinues manufacturing the Network Equipment before the end of such five-year period or discontinues manufacturing Subscriber Equipment at any time, Copper Mountain shall notify Customer at least six months in advance to permit Customer to procure a sufficient stock of spare parts.

         13.2 SUPPLY FOR REPAIRS. In the event that Customer requests that a non-warranty service or repair be performed by Copper Mountain, Customer shall be responsible for purchasing and maintaining an adequate supply of spare parts as discussed in the Customer Technical Support Service Agreement (which has been executed by the parties concurrently with this Agreement) in order to complete non-warranty repairs in a timely fashion. If Customer fails

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to maintain an adequate supply of spare parts, the time allowed for Copper
Mountain to complete non-warranty repairs shall be extended by the amount of time needed for Copper Mountain to assemble and ship the necessary spare parts to the location where the Network Equipment is installed and operated.

14.      PRODUCT ADDITIONS

         As Copper Mountain develops and offers for sale and licenses to its customers additional or next generation Network Equipment products and Subscriber Equipment products during the Term, Copper Mountain shall offer such Network Equipment for sale and license to Customer under this Agreement. In such case, the parties shall negotiate in good faith the pricing and other appropriate terms and conditions relating specifically to such products in a manner consistent with each party's obligations under this Agreement.

15.      AUTHORITY

         Each party represents and warrants to the other party that (a) such party is duly organized, validly existing, and in good standing under the laws of the place of its establishment or incorporation; (b) such party has taken all action necessary to authorize it to enter into this Agreement and perform its obligations under this Agreement; (c) this Agreement shall constitute the legal, valid and binding obligations of such party; and (d) neither the execution of this Agreement, nor the performance of such party's obligations hereunder, shall conflict with, result in a breach of, or constitute a default under, any provision of the Articles of Incorporation, business license, Bylaws or similar organizational documents of such party, or of any law, rule, regulation, authorization or approval of any government entity, or of any agreement to which it is a party or by which it is bound.

16.      GENERAL PROVISIONS

         16.1 FORCE MAJEURE. Neither party shall be liable to the other party, under this Agreement or otherwise, for any delay or lack of performance (other than non-payment) resulting from an event of Force Majeure (as defined below). If a Force Majeure event occurs, the party prevented from performing its obligations under this Agreement shall inform the other party as soon as possible and the time period for performance shall be extended by a period equivalent to the delay caused by the Force Majeure event plus any additional period reasonably necessary to allow the prevented party to resume performance of its obligations. The prevented party shall inform the other party as soon as possible after the Force Majeure event ends. If the Force Majeure event lasts for more than [...***...] consecutive days after the initial notice of such event, the parties shall attempt in good faith to solve the problem of further performance of this Agreement through friendly consultation. If the parties cannot solve the problem of further performance within an additional [...***...] days, either party may terminate this Agreement without penalty. As used above, an event of "Force Majeure" means any act of God, war, fire, typhoon, flood, earthquake, natural disasters, governmental action, industrywide labor disruptions, industrywide materials shortages, or any other event beyond the reasonable control of the prevented party.

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         16.2  ASSIGNMENT. Neither party may assign this Agreement or any right under this Agreement, nor delegate any obligation under this Agreement, without the other party's prior written consent (which shall not be unreasonably withheld), except that either party may, without the other party's consent, (a) assign this entire Agreement in connection with a merger, reorganization, or sale of all or substantially all of its assets to a third party; or (b) subcontract portions of its obligations under this Agreement as long as the assigning party remains responsible for such obligations. Any attempted assignment or delegation in contravention of this Section 16.2 shall be void.

         16.3 NON-WAIVER; SEVERABILITY. Any delay or failure by either party to exercise any right or remedy under this Agreement shall not constitute a waiver of such right or remedy thereafter or of any other right or remedy. If any provision of this Agreement is determined to be unenforceable, the remaining provisions shall remain in full force and effect.

         16.4 NOTICES. All notices and other communications provided for hereunder shall be in writing and shall be mailed by first-class, registered or certified mail, postage paid, or delivered personally, by overnight delivery service or by facsimile, computer mail or other electronic means, with confirmation of receipt, addressed as follows:

If to Copper Mountain:           Copper Mountain Networks, Inc.
                                 10145 Pacific Heights Boulevard, Suite 100
                                 San Diego, California  92121
                                 Attn:  John A. Creelman
                                 Fax No:  (619) 410-7281

If to Customer:                  Rhythms Links, Inc.
                                 6933 S. Revere Parkway
                                 Suite 200
                                 Englewood, CO  80112
                                 Attn:  Tom Hartzell
                                 Fax No:  (303) 476-5701


         Either party may by like notice specify or change an address to which notices and communications shall thereafter be sent. Notices sent by facsimile, computer mail or other electronic means shall be effective upon confirmation of receipt, notices sent by mail or overnight delivery service shall be effective upon receipt or upon refusal of delivery, and notices given personally shall be effective when delivered or when delivery is refused.

         16.5 PUBLICITY. Copper Mountain and Customer agree that neither party shall originate any press release or other public announcement related to this Agreement, written or oral, without the prior written consent of the other party, except as required by law or a court order.

         16.6 NONDISCLOSURE. Copper Mountain and Customer agree that either party may disclose the existence of this Agreement, but neither party shall make any disclosure relating to the terms of or performance under this Agreement to any third party (other than their independent public accountants and attorneys) without the prior written consent of the other party, except as required by law or a court order.

         16.7 GOVERNING LAW AND VENUE. All matters arising in connection with this Agreement or the enforcement or construction thereof shall be governed by (without regard to conflict-of-laws provisions) and resolved in accordance with the laws of the State of California. Copper Mountain and Customer each hereby irrevocably (a) agrees that any suit, action or other legal proceeding arising from or relating to this Agreement shall be brought in a court of competent jurisdiction in San Francisco, California, which court shall have exclusive jurisdiction over any controversy arising from or related to this Agreement; (b) consents to the jurisdiction of such court in any such suit, action or proceeding; and (c) waives any objection it may have to the laying of venue of any such suit, action or proceeding in such court and waives any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Service of process in any suit, action or proceeding may be made in any manner permitted by law.

         16.8 DISPUTE RESOLUTION. If any dispute arises between the parties relating to the interpretation, breach or performance of this Agreement or the grounds for the termination thereof, and the parties cannot resolve the dispute within thirty (30) days of a written request by either party to the other party, the parties agree to hold a meeting, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If, within sixty (60) days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, such dispute shall be submitted to final and binding arbitration under the then current commercial rules and regulations of the American Arbitration Association (the "AAA") relating to voluntary arbitrations. The arbitration shall be held in San Francisco, California. The arbitration shall be conducted by one arbitrator, who is knowledgeable in the subject matter at issue in the dispute and who will be selected by mutual agreement of the parties or, failing such agreement, shall be selected in accordance with AAA rules. Each party shall initially bear its own costs and legal fees associated with such arbitration. The prevailing party in any such arbitration shall be entitled to recover from the other party actual attorneys' fees, costs and expenses incurred by the prevailing party in connection with such arbitration. The decision of the arbitrator shall be final and binding on the parties. The arbitrator shall prepare and deliver to the parties a written, reasoned opinion conferring its decision. The arbitrator shall have no power or authority to make any award that provides for punitive or exemplary damages or other damages excluded by this Agreement, or that otherwise departs from the plain meaning of this Agreement. Judgment on the award so rendered may be entered in any court having competent jurisdiction thereof. Notwithstanding the foregoing, Copper Mountain shall have the unequivocal right to obtain timely injunctive from a court of law pursuant to Section 16.9.

         16.9 INJUNCTIVE RELIEF. Both parties agree that unauthorized duplication, distribution or disclosure of any Confidential Information received by the other party will cause actual and material damage, and that such damages are difficult to calculate. In addition, notwithstanding any of the provisions of this Agreement, each party shall have the unequivocal right to obtain timely injunctive relief to protect its intellectual property rights and/or other Confidential Information.

         16.10 ATTORNEY'S FEES. The prevailing party in any litigation between the parties relating to this Agreement shall be entitled to recover its reasonable attorney's fees and court costs, in addition to any other relief it may be awarded, from the other party.

         16.11 CONSTRUCTION. The headings of sections and subsections of this Agreement are for convenience only and shall not be construed to affect the meaning of any provision of this Agreement. Any inconsistency between provisions in this Agreement and the exhibits shall be resolved in favor of the main body of this Agreement.

         16.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original and which together shall constitute one and the same agreement.

         16.13 ENTIRE AGREEMENT; MODIFICATIONS. This Agreement, together with the exhibits attached hereto, constitutes the entire agreement between the parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement shall be effective unless made in writing and signed by the parties.

         IN WITNESS WHEREOF, Copper Mountain and Customer have each caused this Agreement to be executed by their duly authorized representatives.


COPPER MOUNTAIN NETWORKS, INC.            RHYTHMS LINKS, INC.



 /s/ Richard S. Gilbert                   By:  /s/ Rand Kennedy
--------------------------------             --------------------------------
Richard S. Gilbert                           Name:  Rand Kennedy
Chief Executive Officer                      Title: SVP Networks

                                 EXHIBIT A

                         STANDARD COMMERCIAL PRICE LIST

                            Copper Mountain Networks

                  Product Name and Description                     Version          Part No           List Price
================================================================= =========== ===================== ===============
COPPER EDGE FAMILY
SYSTEMS
       Copper Edge 150 System                                        1.0           800-010-10          $[...***...]
               Chassis & Fan                                         1.0           810-001-10
               SDSL Module-H (24 Port)                               1.0           820-021-10
               120VAC Power Module                                   1.0           810-010-10
               Buffer Control Module                                 1.0           810-020-10
               System Control Module/E                               1.0           810-100-10
               Documentation                                         1.0           155-100-10
       Copper Edge 200 Basic System                                  2.0           200-010-10          $[...***...]
               Chassis & Backplane                                   2.0           100-010-10
               DC Power Module                                       2.0           100-510-10
               Buffer Control Module                                 2.0           105-010-10
               System Control Module                                 2.0           105-110-20
               Alarm Module                                          2.0           100-130-10
               Documentation                                         2.0           155-010-10
       Copper Edge 200 CopperBay System                              2.0           200-020-10          $[...***...]
               Chassis & Backplane                                   2.0           100-010-10
               DC Power Module                                       2.0           100-510-10
               Buffer Control Module                                 2.0           105-010-10
               CopperBay Control Module                              2.0           105-120-10
               Documentation (CD-ROM)                                2.0           155-010-10
               Alarm Module                                          2.0           100-130-10
CE150 SPARES (810)
       Chassis & Fan for CE 150                                      1.0           810-001-10          $[...***...]
       120 VAC Power Module for CE150                                1.0           810-010-10          $[...***...]
       Buffer Control Module for CE150                               1.0           810-020-10          $[...***...]
       System Control Module/E for CE150 - 200                       1.0           810-100-10          $[...***...]
       Fan Assembly for CE150                                        1.0           810-030-10          $[...***...]
CE150 OPTIONS (810)
       Mount kit for 23" rack for CE150                              1.0           810-220-10          $[...***...]
       SDSL Module-H (24 port)                                       1.0           820-021-10          $[...***...]
       CE150 System Software v1.0                                    1.0           811-001-00          $[...***...]
CE150 DOCUMENTATION (155)
       CE150 Documentation (Spare Set)                               1.0           155-100-10          $[...***...]
CE200 CHASSIS, POWER SUPPLIES (100)
       Chassis & Backplan (+ fan tray & alarm panel) for CE 200      2.0           100-010-10          $[...***...]
       Redundant DC Power Module for CE 200                          2.0           100-510-10          $[...***...]
       External AC Power Shelf and one Supply                        2.0           100-610-10          $[...***...]
       AC Power Supply for external shelf                            2.0           100-611-10          $[...***...]
       Alarm Panel for CE200                                         2.0           100-130-10          $[...***...]
       Fan Assembly for CE200                                        2.0           100-020-14          $[...***...]
CE200 PROCESSOR, BUFFER (105)
       System Control Module for CE 200                              1.0           105-110-10          $[...***...]
       System Control Module for CE 200-200/32                       2.0           105-110-20          $[...***...]

                      * Confidential Treatment Requested


                  Product Name and Description                     Version          Part No           List Price
================================================================= =========== ===================== ===============
       CopperBay Control Module for CE 200                           1.0           105-120-10          $[...***...]
       Buffer Control Module for CE 200                              1.0           105-010-10          $[...***...]
CE200 SOFTWARE (111)
       CE200 System Software v1.3                                    1.3           111-001-30          $[...***...]
       CE200 System Software v1.4                                    1.4           111-001-40          $[...***...]
       CE200 System Software v1.6                                    1.6           111-001-60          $[...***...]
       CE200 System Software v2.0                                    2.0           111-002-00          $[...***...]
CE200 LINE CARDS / DSL MODULES (120)
       SDSL 30x Module (24 port)                                     1.0           120-021-10          $[...***...]
       IDSL Line Module (24 Port)                                    1.0           120-030-10          $[...***...]
CE200 WAN I/O (130)
       V.35 WAN Module (2 port)                                      1.0           130-020-10          $[...***...]
       HSSI WAN Module                                               1.0           130-030-10          $[...***...]
       DS3 Frame Module                                              1.0           130-035-10          $[...***...]
       DS3 ATM Module                                                1.0           130-040-10          $[...***...]
CE200 OTHER HARDWARE (140)
COPPERVIEW SOFTWARE (112)
       CopperView Element Manager v1.3                               1.3           112-301-13          $[...***...]
       CopperView Element Manager v1.4                               1.4           112-301-14          $[...***...]
       CopperView Element Manager v1.6                               1.6           112-301-16          $[...***...]
       CopperView AMS v2.0 (1-9 nodes)                               2.0           112-400-20          $[...***...]
       CopperView AMS v2.0 (10-49 nodes)                             2.0           112-400-20          $[...***...]
       CopperView AMS v2.0 (50-149 nodes)                            2.0           112-400-20          $[...***...]
       CopperView AMS v2.0 (150-399 nodes)                           2.0           112-400-20          $[...***...]
       CopperView AMS v2.0 (400-999 nodes)                           2.0           112-400-20          $[...***...]
       CopperView AMS v2.0 (1000-2499 nodes)                         2.0           112-400-20          $[...***...]
       CV AMS node upgrade (1-9 to 10-49)                            2.0           112-401-20          $[...***...]
       CV AMS node upgrade (10-49 to 50-149)                         2.0           112-401-20          $[...***...]
       CV AMS node upgrade (50-149 to 150-399)                       2.0           112-401-20          $[...***...]
       CV AMS node upgrade (150-399 to 400-999)                      2.0           112-401-20          $[...***...]
       CV AMS node upgrade (400-999 to 1000-2499)                    2.0           112-401-20          $[...***...]
CUSTOMER SERVICE (150)
DOCUMENTATION (155)
       CE200 Documentation Set                                       1.0           155-010-10          $[...***...]
       CopperView EMS documentation (hardcopy)                       2.0           155-020-20          $[...***...]
       DSL Troubleshooting Guide                                     1.0           155-030-10          $[...***...]
CABLES
       DC Power Cable (10 feet)                                      1.0           160-010-10          $[...***...]
       DSL Connector Cable (25 feet)                                 1.0           160-015-05          $[...***...]
       DSL Connector Cable (10 feet)                                 1.0           160-015-10          $[...***...]
       DSL Connector Cable (6 feet)                                  1.0           160-015-15          $[...***...]
       DSL Connector Cable (3 feet)                                  1.0           160-015-20          $[...***...]
       Ethernet Cable (10 feet)                                      1.0           160-020-10          $[...***...]
       RS232 Craft Interface Cable (6 feet)                          1.0           160-021-10          $[...***...]
       V.35 Cable (25 feet)                                          1.0           160-030-10          $[...***...]
       HSSI Cable (25 feet)                                          1.0           160-035-10          $[...***...]
OTHER (170)
       CE200 Mount kit for 23" rack                                  1.0           170-010-10          $[...***...]
COPPERROCKET FAMILY
       CopperRocket 201 SDSL                                         1.0           700-030-30          $[...***...]
       CopperRocket 201 SDSL (RJ11-RJ45)                             1.0           700-030-31          $[...***...]
       CopperRocket 201 IDSL                                         1.0           700-050-10          $[...***...]


                      * Confidential Treatment Requested

       CopperRocket 201 IDSL (RJ11-RJ45)                             1.0           700-050-11          $[...***...]
       CopperRocket 201 SDSL CCA Board                               1.0           700-930-30          $[...***...]
       CopperRocket 201 IDSL CCA Board                               1.0           700-950-10          $[...***...]

                      * Confidential Treatment Requested

                                    EXHIBIT B

                                   [...***...]

[...***...]

Customer hereby agrees to [...***...] for [...***...] of [...***...] of the
[...***...] in the most [...***...] for the [...***...]. The [...***...] shall relate [...***...] and shall [...***...].

[...***...]

In [...***...] for the [...***...] of the [...***...] by Customer, Copper
Mountain [...***...] to Customer a [...***...] of [...***...] on [...***...],
with the [...***...] for which [...***...].


                      * Confidential Treatment Requested

                                    EXHIBIT C

                                INITIAL FORECAST

                                    EXHIBIT D

                          SUBSCRIBER EQUIPMENT WARRANTY

1.       LIMITED WARRANTY

         During the applicable Warranty Period for Subscriber Equipment, Copper Mountain warrants to Customer that the Subscriber Equipment (excluding Pre-Production Units) shall be free from material defects in material and workmanship. This warranty is not transferable to any third party, other than any subsequent purchaser, owner, lessee or licensee of Subscriber Equipment arising in the ordinary course of Customer's business (a "permitted transferee").

2.       WARRANTY CLAIMS

         All Subscriber Equipment returned under warranty must be returned to the designated Copper Mountain authorized repair facility (an "Authorized Service Center").

3.       EXCLUSIVE REMEDY

         If Customer or any permitted transferee returns Defective Subscriber Equipment to an Authorized Service Center within the applicable Warranty Period and Copper Mountain reasonably determines that such Subscriber Equipment is in fact Defective, Copper Mountain shall, within [...***...] days following receipt of such Defective Subscriber Equipment, as Customer's sole and exclusive remedy for breach of warranty and at Copper Mountain's option, either (a) repair the Defective Subscriber Equipment, (b) replace the Defective Subscriber Equipment with a new or a rebuilt unit, which may contain refurbished parts of similar quality and functionality, or (c) if Copper Mountain determines that it is unable to repair or replace the Defective Subscriber Equipment, refund the purchase price for the Defective Subscriber Equipment. After the applicable Warranty Period, Customer must pay all shipping, parts and labor charges. Copper Mountain's warranty service does not include customer instruction or the cost of installation, removal or reinstallation of Subscriber Equipment. Copper Mountain's obligations hereunder shall be completed, and the repaired or replaced Subscriber Equipment reshipped at Copper Mountain's sole expense to the Customer or such permitted transferee, within [...***...] days after initial receipt of the Defective Subscriber Equipment.

4.       EXCLUSIONS

         The warranty set forth above does not apply to: (a) Subscriber Equipment that has been installed, repaired, maintained or modified other than in compliance with the documentation furnished to Customer; (b) Subscriber Equipment that has been subjected to misuse (including use in conjunction with electrically or mechanically incompatible hardware), abuse, accident, physical damage, abnormal operation, improper handling, neglect, exposure to fire, water or excessive moisture or dampness or extreme changes in climate or temperature;
(c) cosmetic damage; (d) Subscriber Equipment on which warranty stickers or serial numbers have been


                      * Confidential Treatment Requested
removed, altered, or rendered illegible; (e) damage as a result of fire, flood, acts of God or other acts which are not the fault of Copper Mountain and which the Subscriber Equipment is not specified to tolerate, including damage caused by mishandling, shipping and blown fuses; or (f) any Subscriber Equipment that has been invaded, repaired, modified or altered by anyone other than Copper Mountain or a Copper Mountain Authorized Service Center.

                                    EXHIBIT E

                         MUTUAL NON-DISCLOSURE AGREEMENT

                         MUTUAL NON-DISCLOSURE AGREEMENT

    THIS AGREEMENT governs the disclosure of information by and between Copper Mountain Networks, Inc. and Rhythms NetConnections, Inc. as of May____ , 1999 (the "Effective Date").

1. As used herein, "Confidential Information" shall mean any and all technical and non-technical information provided by either party to the other, including but not limited to (a) patent and patent applications, (b) trade secrets, and
(c) proprietary information - ideas, samples, media, techniques, sketches, drawings, works of authorship, models, inventions, know-how, processes, apparatuses, equipment, algorithms, software programs, software source documents, and formulae related to the current, future, and proposed products and services of each of the parties, and including, without limitation, their respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, investors, employees, business and contractual relationships, business forecasts, sales and merchandising, marketing plans and information the disclosing party provides regarding third parties.

2. If the Confidential Information is embodied in tangible material (including without limitation, software, hardware, drawings, graphs, charts, disks, tapes, prototypes and samples), it shall be labeled as "Confidential" or bear a similar legend. If the Confidential Information is disclosed orally or visually, it shall be identified as such at the time of disclosure and be confirmed in a writing to the receiving party within thirty (30) days of such disclosure, referencing the place and date of oral or visual disclosure and the names of the employees of the receiving party to whom such oral or visual disclosure was made, and including therein a brief description of the Confidential Information disclosed.

3. Each party agrees that at all times and notwithstanding any termination or expiration of this Agreement it will hold in strict confidence and not disclose to any third party Confidential Information of the other, except as approved in writing by the other party to this Agreement, and will use the Confidential Information for no purpose other than evaluating or pursuing a business relationship with the other party to this Agreement. Each party shall only permit access to Confidential Information of the other party to those of its employees or authorized representatives having a need to know and who have signed confidentiality agreements or are otherwise bound by confidentiality obligations at least as restrictive as those contained herein.

4. Each party shall immediately notify the other upon discovery of any loss or unauthorized disclosure of the Confidential Information of the other party.

5. Each party's obligations under this Agreement with respect to any portion of the other party's Confidential Information shall terminate when the party to whom Confidential Information was disclosed (the "Recipient") can document that:
(a) it was in the public domain at the time it was communicated to the Recipient by the other party; (b) it entered the public domain subsequent to the time it was communicated to the Recipient by the other party through no fault of the Recipient; (c) it was in the Recipient's possession free of any obligation of confidence at the time it was communicated to the Recipient by the other party;
(d) it was rightfully communicated to the Recipient free of any obligation of confidence subsequent to the time it was communicated to the Recipient by the other party; (e) it was developed by employees or agents of the Recipient independently of and without reference to any information communicated to the Recipient by the other party;
(f) it was communicated by the other party to an unaffiliated third party free of any obligation of confidence; (g) the communication was in response to a valid order by a court or other governmental body, was otherwise required by law, or was necessary to establish the rights of either party under this Agreement; or (h) it was not legended as Confidential Information of the disclosing party and if disclosed orally or visually, it was not identified as Confidential Information of the disclosing party at the time of such communication and followed by a writing within thirty (30) days of such disclosure.

6. Upon termination or expiration of the Agreement, or upon written request of the other party, each party shall promptly return to the other all documents and other tangible materials representing the other's Confidential Information and all copies thereof.

7. The parties recognize and agree that nothing contained in this Agreement shall be construed as granting any property rights, by license or otherwise, to any Confidential Information of the other party disclosed pursuant to this Agreement, or to any invention or any patent, copyright, trademark, or other intellectual property right that has issued or that may issue, based on such Confidential Information. Neither party shall make, have made, use or sell for any purpose any product or other item using, incorporating or derived from any Confidential Information of the other party.

8. Confidential Information shall not be reproduced in any form except as required to accomplish the intent of this Agreement. Any reproduction of any Confidential Information of the other party by either party shall remain the property of the disclosing party and shall contain any and all confidential or proprietary notices or legends which appear on the original, unless otherwise authorized in writing by the other party.

9. This Agreement shall terminate two (2) years after the Effective Date, or may be terminated by either party at any time upon thirty (30) days written notice to the other party. The Recipient's obligations under this Agreement shall survive termination of the Agreement between the parties and shall be binding upon the Recipient's heirs, successors and assigns. The Recipient's obligations hereunder shall continue in full force and effect with respect to non-technical sales, marketing, and financial Confidential Information for two
(2) years from the date of disclosure of such Confidential Information. The Recipient's obligations with respect to all technical Confidential Information shall be terminated only pursuant to Section 5.

10. This Agreement shall be governed by and construed in accordance with the laws of California without reference to conflict of laws principles. Any disputes under this Agreement may be brought in the state courts and the Federal courts located in San Diego County, California, and the parties hereby consent to the personal jurisdiction and venue of these courts. This Agreement may not be amended except by a writing signed by both parties hereto.

11. Each party acknowledges that its breach of the Agreement will cause irreparable damage and hereby agrees that the other party shall be entitled to seek injunctive relief under this Agreement, as well as such further relief as may be granted by a court of competent jurisdiction.

12. If any provision of this Agreement is found by a proper authority to be unenforceable or invalid such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole and in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

13. Neither party shall communicate any information to the other in violation of the proprietary rights of any third party.

14. Neither party will assign or transfer any rights or obligations under this Agreement without the prior written consent of the other party.

15. Neither party shall export, directly or indirectly, any technical data acquired from the other pursuant to this Agreement or any product utilizing any such data to any country for which the U.S. Government or any agency thereof at the time of export requires an export license or other governmental approval without first obtaining such license or approval.

16. All notices or reports permitted or required under this Agreement shall be in writing and shall be delivered by personal delivery, electronic mail, facsimile transmission or by certified or registered mail, return receipt requested, and shall be deemed given upon personal delivery, five (5) days after deposit in the mail, or upon acknowledgment of receipt of electronic transmission. Notices shall be sent to the addresses set forth at the end of this Agreement or such other address as either party may specify in writing.

17. Each of the parties agrees that the software programs of the other party contain valuable confidential information and each party agrees it will not modify, reverse engineer, decompile, create other works from, or disassemble any software programs contained in the Confidential Information of the other party without the prior written consent of the other party.

IN WITNESS WHEREOF, the parties hereto have caused this Mutual Non-Disclosure Agreement to be executed as of the Effective Date.

COPPER MOUNTAIN NETWORKS, INC.
                                         ---------------------------------------
                                         Company name

By:                                      By:
   ----------------------------------       ------------------------------------

Name:                                    Name:
     --------------------------------         ----------------------------------

Title:                                   Title:
      -------------------------------          ---------------------------------

Date:                                    Date:
     --------------------------------         ----------------------------------

Address: 3931 Sorrento Valley Blvd.    Address:
         ----------------------------          ---------------------------------
         San Diego, CA  92121
         ----------------------------          ---------------------------------

                                    EXHIBIT F


                                    GUARANTY


         Reference is made to the Equipment Purchase Agreement, dated as of December , 1999, (the "Agreement") by and between Rhythms Links Inc., a Delaware corporation ("RLI"), and Copper Mountain Networks, Inc., through its division Copper Mountain Networks, a California corporation ("Copper Mountain").

         The undersigned, Rhythms NetConnections Inc., a Delaware corporation and the parent company of RLI, hereby guarantees the complete satisfaction of
(a) all monetary payments of RLI due to Copper Mountain under the Agreement in accordance with the terms of, and subject to the terms and conditions set forth in, the Agreement, and (b) any and all losses or damages of RLI arising under the Agreement as a result of RLI's breach of any representations or warranties in, or its failure to perform any of its obligations under, the provisions set forth in the Agreement. The provisions of this Guaranty shall be solely for the benefit of RLI and Copper Mountain and application for payment pursuant to this Guaranty shall be made only after RLI shall have failed to make the applicable payment required under the Agreement after the expiration of all applicable cure periods specifically set forth in the Agreement relating to any such failure or default. Nothing herein shall create or grant any right to any person or entity (other than Copper Mountain) or impose any other duty or obligation upon the undersigned except as expressly set forth herein.

         This Guaranty is provided by the undersigned in satisfaction of the delivery obligation of RLI set forth in Section 2.1 of the Agreement.



Dated:    December 10, 1999


                                   RHYTHMS NETCONNECTIONS  INC.


                                   By: /s/  Rand Kennedy
                                      ----------------------------------

                                   Title:  SVP Networks
                                         -------------------------------